Exhibit 99.1

PRESS RELEASE Contact: eLoyalty Corporation Bill Noon, Vice President, Chief Financial Officer (847) 582-7019 ir@eloyalty.com	eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045 www.eloyalty.com t 847.582.7000 f 847.582.7001

eLoyalty Announces Fourth Quarter 2009 Results

LAKE FOREST, IL, February 10, 2010 – eLoyalty Corporation (Nasdaq: ELOY), a leading Integrated Contact Solutions and Behavioral Analytics™ services company, today announced financial results for the fourth quarter ended December 26, 2009.

For the fourth quarter of 2009, total revenue was $24.0 million and the net loss was $2.8 million. The net loss available to common shareholders was $0.23 per share. eLoyalty realized “Adjusted Earnings1” income of $0.3 million for the fourth quarter of 2009. Adjusted Earnings is a non-GAAP measure. For a reconciliation of Adjusted Earnings to operating loss, see the accompanying schedule.

The following is a summary of revenue by major component:

(000's)	Three Months Ended			Twelve Months Ended
	12/26/2009	12/27/2008	% Change	12/26/2009	12/27/2008	% Change
Revenue:
Managed Services	$14,426	$11,374	27%	$49,864	$42,094	18%
Consulting Services	5,672	8,653	-34%	29,998	35,702	-16%

Services Revenue	20,098	20,027	0%	79,862	77,796	3%
Product	2,933	3,926	-25%	17,780	9,777	82%

Net Revenue	23,031	23,953	-4%	97,642	87,573	11%
Reimbursed expenses	975	1,137		3,971	3,624

Total Revenue	$24,006	$25,090	-4%	$101,613	$91,197	11%

Q4 2009 Highlights

•	Grew Managed Services revenues 14% sequentially to a record $14.4 million

•	Achieved 37% sequential growth in Behavioral AnalyticsTM Service Subscriptions

•	Realized record ICS Managed Services revenues

•	Improved Adjusted Earnings[1] $143 thousand sequentially

2009 Highlights

•	Grew Managed Services revenues 18%

•	Increased Behavioral AnalyticsTM Service Subscriptions 58%

•	Improved GAAP results $11.0 million

•	Increased Managed Services Backlog[2] 19%

•	Generated $2.0 million in Total Cash

First Quarter 2010 Guidance

eLoyalty currently expects its First Quarter 2010 Services revenues will be approximately $18.0 million.

eLoyalty provides guidance for Services revenue only. Product revenue from the sale of third-party software and hardware can fluctuate substantially between periods and is not a primary focus of the Company’s business.

Conference Call Information

eLoyalty management will host a conference call at 5:00 p.m. ET on Wednesday, February 10, 2010. A webcast of the conference call and slide presentation will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning approximately two hours after the live call is completed until February 23, 2010 by dialing (800) 642-1687 or, for international callers, (706) 645-9291 and entering conference ID number 50889138.

About eLoyalty

eLoyalty enables its customers to achieve breakthrough results with revolutionary analytics and implementation of advanced VoIP applications. eLoyalty’s principal offerings include the Behavioral Analytics™ Service and Integrated Contact Solutions (ICS).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and other matters that are not strictly historical in nature. These forward-looking statements are based on current management expectations, forecasts and assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that might cause such a difference include those described under “Forward-Looking Statements” and “Risk Factors” in eLoyalty’s Form 10-K, Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions and estimates only as of the date they are made, and eLoyalty Corporation undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.

1	eLoyalty presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of eLoyalty’s operations. Management believes that Adjusted Earnings reflect eLoyalty’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

2	eLoyalty uses the term “backlog” to reflect the estimated future amount of Managed services revenue related to its Managed services contracts. The value of these contracts is based on anticipated usage volumes over the anticipated term of the agreement. The anticipated term of the agreement is based on the contractually agreed fixed term of the contract, plus agreed upon, but optional, extension periods. Anticipated volumes may be greater or less than anticipated. In addition, these contracts typically are cancellable without cause based on the customer making a substantial early termination payment or forfeiture of prepaid contract amounts. The reported backlog is expected to be recognized as follows: $37.4m in 2010; $23.9m in 2011; $16.2m in 2012; $10.2m in 2013 and thereafter.

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 26, 2009	December 27, 2008	December 26, 2009	December 27, 2008
Revenue:
Services	$20,098	$20,027	$79,862	$77,796
Product	2,933	3,926	17,780	9,777

Revenue before reimbursed expenses (net revenue)	23,031	23,953	97,642	87,573
Reimbursed expenses	975	1,137	3,971	3,624

Total revenue	24,006	25,090	101,613	91,197
Operating expenses:
Cost of services	12,319	13,015	50,346	51,613
Cost of product	2,344	3,080	14,814	7,945

Cost of revenue before reimbursed expenses	14,663	16,095	65,160	59,558
Reimbursed expenses	975	1,137	3,971	3,624

Total cost of revenue, exclusive of depreciation and amortization shown below:	15,638	17,232	69,131	63,182
Selling, general and administrative	9,650	9,870	37,259	43,155
Severance and related costs	313	497	1,341	1,635
Depreciation	1,055	927	4,242	3,845
Amortization of intangibles	37	109	223	340

Total operating expenses	26,693	28,635	112,196	112,157

Operating loss	(2,687)	(3,545)	(10,583)	(20,960)
Interest and other (expense) income, net	(40)	83	53	70

Loss from continuing operations before income taxes	(2,727)	(3,462)	(10,530)	(20,890)
Income tax (provision) benefit	(28)	61	(44)	(15)

Loss from continuing operations	(2,755)	(3,401)	(10,574)	(20,905)
Loss on discontinued operations	(46)	(748)	(46)	(748)

Net loss	(2,801)	(4,149)	(10,620)	(21,653)
Dividends related to Series B convertible preferred stock	(323)	(323)	(1,292)	(1,296)

Net loss available to common stockholders	$(3,124)	$(4,472)	$(11,912)	$(22,949)

Per common share:
Basic loss from continuing operations	$(0.21)	$(0.27)	$(0.80)	$(2.02)

Basic loss from discontinued operations	$—	$(0.06)	$—	$(0.07)

Basic net loss per common share	$(0.23)	$(0.35)	$(0.90)	$(2.21)

Per common share:
Diluted loss from continuing operations	$(0.21)	$(0.27)	$(0.80)	$(2.02)

Diluted loss from discontinued operations	$—	$(0.06)	$—	$(0.07)

Diluted net loss per common share	$(0.23)	$(0.35)	$(0.90)	$(2.21)

Shares used to calculate basic net loss per share	13,365	12,772	13,255	10,365

Shares used to calculate diluted net loss per share	13,365	12,772	13,255	10,365

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of services	$85	$663	$504	$3,345
Selling, general and administrative	1,531	2,191	5,793	11,335
Severance and related costs	—	—	248	103

eLoyalty Corporation

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 26, 2009	December 27, 2008
ASSETS:
Current Assets:
Cash and cash equivalents	$28,982	$27,064
Restricted cash	3,745	3,655
Receivables, (net of allowances of $151 and $107)	9,313	10,005
Prepaid expenses	10,126	7,783
Other current assets	944	1,251

Total current assets	53,110	49,758
Equipment and leasehold improvements, net	6,194	6,424
Goodwill	2,643	2,643
Intangibles, net	476	611
Other long-term assets	8,180	4,787

Total assets	$70,603	$64,223

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$3,634	$3,904
Accrued compensation and related costs	5,762	4,994
Unearned revenue	20,436	11,525
Capital leases	1,590	1,311
Other current liabilities	3,477	3,336

Total current liabilities	34,899	25,070
Long-term unearned revenue	9,526	5,274
Capital leases	1,430	2,280
Other long-term liabilities	275	292

Total liabilities	46,130	32,916

Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 3,616,169 and 3,619,537 shares issued and outstanding with a liquidation preference of $19,733 and $19,107 at December 26, 2009 and December 27, 2008, respectively	18,442	18,460

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 14,871,521 and 14,152,702 shares issued at December 26, 2009 and December 27, 2008; and 14,220,279 and 13,661,746 outstanding at December 26, 2009 and December 27, 2008, respectively	149	142
Additional paid-in capital	203,627	198,853
Accumulated deficit	(190,821)	(180,201)
Treasury stock, at cost, 651,242 and 490,956 shares at December 26, 2009 and December 27, 2008, respectively	(3,295)	(2,457)
Accumulated other comprehensive loss	(3,629)	(3,490)

Total stockholders’ equity	6,031	12,847

Total liabilities and stockholders’ equity	$70,603	$64,223

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	December 26, 2009	December 27, 2008
Cash Flows from Operating Activities:
Net loss	$(10,620)	$(21,653)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,465	4,185
Stock-based compensation	6,297	14,680
Loss on discontinued operations	46	748
Provision for uncollectible amounts	82	18
Severance and related costs	270	293
Deferred income taxes	7	(2)
Changes in assets and liabilities:
Receivables	668	1,140
Prepaid expenses	(6,395)	1,305
Other assets	(60)	(523)
Accounts payable	(273)	919
Accrued compensation and related costs	737	(296)
Unearned revenue	13,145	(2,362)
Other liabilities	(626)	112

Net cash provided by (used in) operating activities	7,743	(1,436)

Cash Flows from Investing Activities:
Capital expenditures and other	(3,327)	(698)
Sale of short-term investments	337	—

Net cash used in investing activities	(2,990)	(698)

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(1,384)	(748)
Acquisition of treasury stock	(838)	(3,741)
Payment of Series B dividends	(649)	(1,317)
Increase in restricted cash	(90)	(1,200)
Proceeds from stock compensation and employee stock purchase plans, net	141	343
Proceeds from rights offering, net	—	14,845

Net cash (used in) provided by financing activities	(2,820)	8,182

Effect of exchange rate changes on cash and cash equivalents	(15)	(396)

Increase in cash and cash equivalents	1,918	5,652
Cash and cash equivalents, beginning of period	27,064	21,412

Cash and cash equivalents, end of period	$28,982	$27,064

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$869	$2,429
Capital equipment purchased on credit	869	2,429
Change in net unrealized security loss	(108)	(343)

Supplemental Disclosures of Cash Flow Information:
Interest paid	(356)	(536)

eLoyalty Corporation

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	December 26, 2009	December 27, 2008	December 26, 2009	December 27, 2008
GAAP — Operating loss	$(2,687)	$(3,545)	$(10,583)	$(20,960)

Add back (reduce) the effect of:
Stock-based compensation	1,616	2,854	6,297	14,680
Severance and related costs	313	497	1,341	1,635
Depreciation and amortization	1,092	1,036	4,465	4,185

Adjusted earnings measure — income (loss)	$334	$842	$1,520	$(460)